EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of IDT Corporation for the registration of an aggregate of 3,965,000 shares of the Company’s Class B common stock, par value $.01, of our report dated October 10, 2003 with respect to the consolidated financial statements and schedule of IDT Corporation included in its Annual Report on Form 10-K/A (Amendment No. 2) for the year ended July 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
ERNST & YOUNG LLP

New York, New York

June 4, 2004